Exhibit 10.8

AMENDMENT TO STOCKHOLDERS AGREEMENT

THIS AMENDMENT TO STOCKHOLDERS AGREEMENT (this “Amendment”) is made as of June 6, 2005 by Symmetry Medical Inc. (the “Company”), a Delaware corporation, Olympus/Symmetry Holdings LLC (“Olympus”), 3i Parallel Ventures LP, 3i UKIP II LP and Mayflower LP (collectively, the “3i Investment Group”) and Windjammer Mezzanine & Equity Fund, L.P. (“Windjammer”).

WHEREAS, the Company, Olympus, the 3i Investment Group, Windjammer and certain other persons are party to that certain Stockholders Agreement, dated as of October 18, 2000, as amended or modified from time to time (the “Stockholders Agreement”); and

WHEREAS, pursuant to the provisions of paragraph 18 of the Stockholders Agreement, the Company, Olympus, the 3i Investment Group and Windjammer desire to amend certain provisions of the Stockholders Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The last sentence of paragraph 4 of the Stockholders Agreement is hereby amended and replaced in its entirety by the following:

“The legend set forth above shall be removed from the certificates evidencing any Stockholder Shares: (i) when such shares have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (ii) when such shares are sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) when such shares are transferred to a brokerage firm to be held in “street name” for the account of such transferee, (iv) following a request to the Company by the holder of such Stockholder Shares that such legend be removed or (v) as otherwise directed by the Company. The removal of the legend set forth above pursuant to clause (iii), (iv) or (v) of the immediately preceding sentence shall not affect any rights or obligations under this Agreement with respect to the shares evidenced by such certificate or the holder of such shares and shall not affect the status of such shares as Stockholder Shares.

In furtherance of and without limiting any obligations under Section 11(a) hereof, if the legend set forth above is removed from any Stockholder Shares, or if any Stockholder Shares are issued without the legend set forth above on a certificate evidencing such Stockholder Shares, then as consideration for the removal of such legend or the issuance of such shares without such legend, each holder of any such Stockholder Shares will, in connection with any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, regardless of whether such holder’s securities are included in such registration, enter into such agreements as may be requested from time to time by the underwriters managing the registered public offering (and in the form agreed to by the holders of a majority of a the

Registrable Securities) restricting, among other things, the sale or distribution by such holder (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) of any equity securities of the Company or derivatives thereof (in each case held of record or beneficially) during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten offering (unless the underwriters managing the registered public offering otherwise agree).”

2. Paragraph 5 of the Stockholders Agreement is hereby amended and replaced in its entirety by the following:

“Transfer. Prior to transferring any Stockholder Shares (other than (i) a Public Sale, (ii) a transfer to a brokerage firm to hold such shares in “street name” for the account of such transferee (provided that any such transfer to a brokerage firm shall not cause Stockholder Shares to cease to be Stockholder Shares and such Stockholder Shares and such transferee shall continue to be subject to all applicable rights and obligations under this Agreement, including restrictions on transfer set forth in this Section 5 and in Section 11(a)) or (iii) an Approved Sale) to any Person, the transferring Stockholder shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.”

3. The Stockholders Agreement, as amended pursuant to the terms of this Amendment, shall continue in full force and effect after the date of this Amendment. All other sections, paragraphs, provisions, and clauses in the Agreement not hereby modified remain in full force and effect as originally written.

4. This Amendment may be executed in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

5. All questions concerning the construction, validity and interpretation of this Amendment will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

OLYMPUS/SYMMETRY HOLDINGS LLC

By:	/S/ JAMES A. CONROY
Name:	James A. Conroy
Its:	Member

WINDJAMMER MEZZANINE & EQUITY FUND, L.P.

By:	/S/ COSTA LITTAS
Name:	Costa Littas
Its:	Managing Director

3i PARALLEL VENTURES LP

By:	/S/ IAN DOWNING
Name:	Ian Downing
Its:	Authorized Signatory

3i UKIP II LP

By:	/S/ IAN DOWNING
Name:	Ian Downing
Its:	Authorized Signatory

MAYFLOWER LP

By:	/S/ IAN DOWNING
Name:	Ian Downing
Its:	Authorized Signatory

Agreed and Accepted:

SYMMETRY MEDICAL INC.

By:	/S/ FRED HITE
Name:	Fred Hite
Its:	Senior Vice President